Exhibit 99.1

Amy L. Racanello
(914) 288-8100

ACADIA REALTY TRUST CLOSES ITS FUND V ABOVE TARGET AT $520 MILLION

RYE, NY (September 8, 2016) - Acadia Realty Trust (NYSE:AKR) (“Acadia”) today announced that it has successfully raised $520 million in commitments for Acadia Strategic Opportunity Fund V LLC (“Fund V” or the “Fund”). This is the fifth in a series of institutional funds dedicated to making opportunistic and value-add investments in retail real estate. With leverage, Fund V has approximately $1.5 billion of buying power.

The Fund was oversubscribed and exceeded its $500 million target. Of the $520 million of total commitments, $104.5 million was committed by Acadia, and $415.5 million was committed by a diverse group of investors including university endowments, foundations, pension funds, investment management firms and family offices. Approximately 98% of the Fund’s third-party commitments came from existing investors in one or more of Acadia’s four prior funds. Fund V held its final close within one month of launch.

“We greatly appreciate the tremendous support of our new and many longstanding partners, who have demonstrated strong confidence in our team and strategy,” stated Kenneth F. Bernstein, President and CEO of Acadia. “We are excited to have this new dry powder available to invest in compelling risk-reward opportunities, over the next few years, for the benefit of all of our stakeholders.”

Fund V will continue to implement Acadia’s location-driven investment strategy, targeting street retail, next-generation street retail, distressed-retailer real estate and other opportunistic retail real estate investments. Acadia is a vertically-integrated company whose investment experience includes recapitalization, value-add re-leasing and asset repositioning and redevelopment.

Paul Hastings LLP acted as legal advisor to Fund V together with Seyfarth Shaw LLP who provided tax advice. Acadia did not utilize a placement agent.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual - core and fund - operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic urban and street-retail corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding Acadia’s future financial results and its ability to capitalize on potential investment opportunities. Factors that could cause the Company’s forward-looking statements to differ from its future results include, but are not limited to, those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K filed with the SEC on February 19, 2016 (“Form 10-K”) and other periodic reports filed with the SEC, including risks related to: (i) political and economic uncertainty; (ii) the Company’s reliance on revenues derived from major tenants; (iii) the Company’s limited control over joint venture investments; (iv) the Company’s partnership structure; (v) real estate and the geographic concentration of the Company’s properties; (vi) market interest rates; (vii) leverage; (viii) liability for environmental matters; (ix) the Company’s growth strategy; (x) the Company’s status as a REIT; (xi) uninsured losses and (xii) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company’s website at www.acadiarealty.com. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia’s expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.